SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 16, 2005

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS
ITEM 9.01. FINANCIAL STATEMTENTS AND EXHIBITS
SIGNATURE
Press Release

ITEM 2.01. COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS

On March 16, 2005, Ashford Hospitality Trust, Inc. (the “Company”) acquired the 21-property, 4,094-room hotel portfolio from FGSB Master Corp., FGSB Master LLC, Lismore Associates, L.P., and Rolling Rock GP for $250 million. FGSB Maser Corp. and FSGB Master LLC (collectively, “FGS”) are controlled by affiliates of the Fisher Brothers, Gordon Getty Trust, and George Soros as majority partners, with Martin Edelman, one of the Company’s directors, as a minority partner. Lismore Associates, L.P. is wholly owned and controlled by Archie Bennett, Jr., the Chairman of the Company’s Board of Directors, and Montgomery J. Bennett, the Company’s President and Chief Executive Officer. Rolling Rock GP is wholly owned and controlled by David Brooks, the Company’s Chief Legal Officer, David Kimichik, the Company’s Chief Financial Officer, and Mark Nunneley, the Company’s Chief Accounting Officer. In total, FGS owned approximately 78% of the selling entities while Company management (through Lismore Associates, L.P. and Rolling Rock GP) owned approximately 22%.

The $250 million total consideration is comprised of approximately $35.0 million in cash, the issuance of approximately $50.3 million worth of operating partnership units (4,994,150 units), and the assumption of approximately $164.7 million in debt. The operating partnership units were priced at $10.07 using a 20-day average closing price calculated five business days prior to the execution of the acquisition agreement in December 2004. In connection with this acquisition, the Company’s Board of Directors formed a special committee solely comprised of independent and disinterested directors to evaluate the transaction. The special committee retained independent advisors to review, evaluate, and negotiate the transaction, which the special committee unanimously approved. The $250 million purchase price was determined based on an 8.8x trailing twelve-month EBITDA multiple, an EBITDA yield of 11.4%, and a trailing twelve-month net operating income capitalization rate of 9.5% on the entire 21-hotel portfolio based on a trailing 12-month NOI of $23.7 million. The cash portion of the consideration paid in connection with this transaction was funded in part from the proceeds received from the private sale of Series B-1 Preferred Stock to Security Capital Preferred Growth Incorporated in December 31, 2004, in part from a portion of the proceeds received from the public sale of common stock in January 2005, and in part from a $15.0 million draw of the Company’s $60.0 million credit facility in March 2005.

The hotel properties have combined annual gross revenues of approximately $116.3 million. Remington Lodging & Hospitality, an affiliate of the current manager of the properties, will operate the hotels.

The core portfolio consists of the following hotels: Houston Embassy Suites Galleria; Houston Hilton NASA/Clearlake in Houston, TX; St. Petersburg Hilton in St. Petersburg, FL; West Palm Beach Embassy Suites and Admiralty Office Building in West Palm Beach, FL; Sheraton Minneapolis West in Minnetonka, MN; Beverly Hills Crowne Plaza in Los Angeles, CA; Key West Crowne Plaza LaConcha in Key West, FL; Rockland Radisson Hotel Boston/South Shore in Rockland, MA; Fort Worth Radisson in Fort Worth, TX; Indianapolis Airport Radisson Hotel in Indianapolis, IN; Indianapolis

Radisson Hotel City Centre in Indianapolis, IN; Milford Radisson in Milford, MA; and the Historic Inns in Annapolis, MD.

The Company designated the remaining eight smaller hotels as non-core properties and began assessing various strategic alternatives related to these properties, including possible sales of these properties. These hotels include: the Hyannis Ramada Inn Regency in Hyannis, MA; Coral Gables Holiday Inn in Coral Gables, FL; Warner Robins Ramada Inn in Warner Robins, GA; Yarmouth Gull Wing Suites in South Yarmouth, MA; Commack Howard Johnson in Commack, NY; Westbury Howard Johnson in Jericho, NY; Falmouth Inn on the Square in Falmouth, MA; and Dallas Best Western in Dallas, TX. The Company has secured contacts for the sale of two of the properties and letters of intent related to the sale of the other six properties.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number

99.1 Press Release of the Company, dated March 17, 2005, announcing the completed acquisition of the 21-property hotel portfolio.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2005

ASHFORD HOSPITALITY TRUST, INC.

By:/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer